As filed with the Securities and Exchange Commission on July 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2693615
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3545 Cray Court

San Diego, California 92121

(858) 332-3410

(Address of Principal Executive Offices)

Mirati Therapeutics, Inc. Inducement Plan

(Full title of the plan)

David Meek

Chief Executive Officer

Mirati Therapeutics, Inc.

3545 Cray Court

San Diego, California 92121

(858) 332-3410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

INCORPORATION OF DOCUMENTS BY REFERENCE.

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the Mirati Therapeutics, Inc. Inducement Plan under Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December  31, 2019 (File No. 333-235765). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Registrant’s Registration Statement on Form 10-12B (No. 001-35921), filed with the Securities and Exchange Commission on May 10, 2013).

4.2	Bylaws of the Registrant (incorporated by reference from Registrant’s Registration Statement on Form 10-12B (No. 001-35921), filed with the Securities and Exchange Commission on May 10, 2013).

4.3	Amendment to Bylaws (incorporated by reference from Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 16, 2016).

4.4	Form of Common Stock Certificate of the Registrant (incorporated by reference from Registrant’s Registration Statement on Form 10-12B/A (No. 001-35921), filed with the Securities and Exchange Commission on June 14, 2013).

4.5	Form of Warrant to Purchase Common Stock (incorporated by reference from Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 6, 2017).

4.6	Form of Warrant to Purchase Common Stock (incorporated by reference from Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 16, 2017).

4.7	Form of Warrant to Purchase Common Stock (incorporated by reference from Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 7, 2018).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Mirati Therapeutics, Inc. Inducement Plan (incorporated by reference from Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 31, 2019).

99.2	Form of Stock Option Grant Notice and Stock Option Agreement under Mirati Therapeutics, Inc. Inducement Plan (incorporated by reference from Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 31, 2019).

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under Mirati Therapeutics, Inc. Inducement Plan (incorporated by reference from Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 31, 2019).

99.4	Amendment to Mirati Therapeutics, Inc. Inducement Plan

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 15, 2022.

MIRATI THERAPEUTICS, INC.

By:	/s/ David D. Meek
David D. Meek
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Meek and Laurie D. Stelzer, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ DAVID D. MEEK David D. Meek	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	July 15, 2022

/s/ LAURIE D. STELZER Laurie D. Stelzer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 15, 2022

/s/ CHARLES M. BAUM Charles M. Baum	President, Founder, Head of Research and Development and Director	July 15, 2022

/s/ FAHEEM HASNAIN Faheem Hasnain	Chairman of the Board of Directors	July 15, 2022

/s/ BRUCE L.A. CARTER, PH.D. Bruce L.A. Carter, Ph.D.	Member of the Board of Directors	July 15, 2022

/s/ JULIE M. CHERRINGTON, PH.D. Julie M. Cherrington, Ph.D.	Member of the Board of Directors	July 15, 2022

/s/ AARON I. DAVIS Aaron I. Davis	Member of the Board of Directors	July 15, 2022

/s/ HENRY J. FUCHS, M.D. Henry J. Fuchs, M.D.	Member of the Board of Directors	July 15, 2022

/s/ CRAIG JOHNSON Craig Johnson	Member of the Board of Directors	July 15, 2022

/s/ MAYA MARTINEZ-DAVIS Maya Martinez-Davis	Member of the Board of Directors	July 15, 2022

/s/ SHALINI SHARP Shalini Sharp	Member of the Board of Directors	July 15, 2022